UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 5, 2012

UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, UniFirst Corporation (the “Company”) adopted the CEO Cash Incentive Bonus Plan (the “CEO Bonus Plan”), which provides the opportunity for the Company’s Chief Executive Officer to earn an annual cash incentive bonus based on the Company’s achievement of certain corporate goals.  It is expected that, based on information to be supplied by management of the Company, the Compensation Committee will establish for the Company’s Chief Executive Officer for each performance period specified by the Compensation Committee a minimum, target and maximum award under the CEO Bonus Plan and goals relating to the Company. The corporate goals that the Compensation Committee establishes generally are expected to be based on one of more of the following: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) shareholder return; (xiii) sales or revenue; (xiv) operating margin; (xv) operating margin as adjusted by objective measurements; (xvi) earnings before interest, taxes, depreciation and amortization; (xvii) net sales; or (xviii) balance sheet measurements.  Cash incentive bonus awards will be earned by the Company’s Chief Executive Officer based on the level of attainment of the corporate goals established by the Compensation Committee for the performance period with respect to the award.

Unless determined otherwise by the Compensation Committee, annual cash incentive bonuses under the CEO Bonus Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.  Neither the establishment of the CEO Bonus Plan nor the grant of any award under the CEO Bonus Plan constitutes an amendment to the Company’s employment agreement with the Company’s Chief Executive Officer or otherwise prevents the Company from establishing other compensation plans or arrangements or making awards to the Chief Executive Officer pursuant to such other plans or arrangements.

The foregoing summary of the CEO Bonus Plan is qualified by reference in its entirety to the CEO Bonus Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.                    Description
10.1                                UniFirst Corporation CEO Cash Incentive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        UNIFIRST CORPORATION

Date: December 7, 2012	By:	/s/ Ronald D. Croatti
Ronald D. Croatti
Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Steven S. Sintros
Steven S. Sintros
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.                    Description
10.1                                UniFirst Corporation CEO Cash Incentive Bonus Plan